AMENDMENT NO. 2
PARTICIPATION AGREEMENT
The Participation Agreement (the “Agreement”) dated March 29, 2001 by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware Trust, Invesco Distributors, Inc., a Delaware Corporation, Phoenix Life and Annuity Company, a Connecticut life insurance company (“Phoenix”) and Phoenix Equity Planning Corporation (“PEPCO”), a Connecticut based broker-dealer, (hereafter referred to as the “Agreement”) is hereby amended as follows:
WITNESSETH THAT:
WHEREAS, AIM Variable Insurance Funds (Invesco Variable Insurance Funds) is the successor to AIM Variable Insurance Funds;
WHEREAS, Invesco Distributors, Inc. is the successor to Invesco Aim Distributors, Inc.;
WHEREAS, Phoenix is an indirect wholly owned subsidiary of The Phoenix Companies, Inc. (“PNX”);
WHEREAS, PNX signed an agreement with Tiptree Financial Partners, LP for it to acquire PFG Holdings, Inc. (“PFG”), including Phoenix’s affiliated broker-dealer, PEPCO;
WHEREAS, 1851 Securities, Inc. is a newly formed Delaware entity that is a FINRA registered member broker-dealer and an affiliated broker-dealer of Phoenix;
WHEREAS, 1851 Securities, Inc. will provide principal underwriting services for the variable insurance products utilizing AIM Variable Insurance Funds (Invesco Variable Insurance Funds);
WHEREAS, this change in control may constitute an “assignment” by PEPCO within the provisions of the Agreement; and
WHEREAS, Phoenix requests that: (1) the parties consent to the assignment by executing this amendment; and (2) amend the Agreement to reflect the accurate names of the parties.
NOW, THEREFORE, the parties mutually agree to amend the Agreement as follows:
1.	Pursuant to Section 8 of the Agreement, PEPCO hereby assigns its duties as principal underwriter to 1851 Securities, Inc.;

2.	All parties to the Agreement consent to this assignment; and

3.	All references to PEPCO in the Agreement are hereby replaced with 1851 Securities, Inc.;

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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective Date: September 20, 2010

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.
By:	/s/ John S. Cooper
Name:	John S. Cooper
Title:	President

PHOENIX LIFE AND ANNUITY COMPANY
By:	/s/ Jeanie Gagnon
Name:	Jeanie Gagnon
Title:	Senior Vice President

PHOENIX EQUITY PLANNING CORPORATION
By:	/s/ John H. Beers
Name:	John H. Beers
Title:	Vice President and Assistant Secretary

ACKNOWLEDGED AND AGREED: 1851 SECURITIES, INC.
By:	/s/ John H. Beers
Name:	John H. Beers
Title:	Vice President and Secretary

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